INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-33862 of Prodeo Technologies, Inc. (formerly known as Sitek, Inc.) on Form S-8 of our report dated June 30, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the development stage status of Prodeo Technologies, Inc.) appearing in this Annual Report on Form 10-K of Prodeo Technologies, Inc. for the year ended March 31, 2000.

DELOITTE & TOUCHE LLP
Phoenix, Arizona
July 13, 2000